EXHIBIT 10.73

                    SECOND AMENDMENT TO INVESTMENT AGREEMENT


         This Second Amendment to Investment Agreement (this "AMENDMENT") is made as of November 30, 2002 by and among INSCI, CORP., a Delaware corporation formerly known as insci-statements.com, corp. (the "COMPANY"), a Delaware business corporation having its principal place of business at Two Westborough Business Park, Westborough, MA 01581, Selway Partners, LLC ("SELWAY") and CIP Capital, L.P., a Delaware Limited Partnership ("CIP") and as acknowledged and agreed to by Selway Management, Inc. a Delaware corporation ("SELWAY MANAGEMENT").

                                     RECITAL

         WHEREAS INSCI, Selway and CIP entered into that certain Investment Agreement dated as of November 28, 2000, as amended by that certain Amendment to Investment Agreement among the Company, Selway and CIP (and as further amended to date and from time to time the "SERIES A INVESTMENT AGREEMENT") pursuant to which the Company issued certain Convertible Subordinated Debentures (the "SERIES A DEBENTURES"); and

         WHEREAS, INSCI, Selway, Selway Management and CIP entered into that certain Investment Agreement dated as of June 21, 2001 as amended by that certain First Amendment to Investment Agreement dated as of June 20, 2002, as amended by the Second Amendment to Investment Agreement dated as of August 29, 2002, the Third Amendment to Investment Agreement dated as of November 11, 2002, and the Fourth Amendment to Investment Agreement (the "FOURTH AMENDMENT") dated of even date herewith (collectively, the "SERIES B INVESTMENT AGREEMENT") pursuant to which the Company issued certain Convertible Subordinated Debentures (the "SERIES B DEBENTURES"); and

         WHEREAS, the Company has requested that Selway and CIP amend certain provisions of the Series A Investment Agreement and the Series A Debentures in anticipation of the Company not being able to repay such Series A Debentures on the Maturity Date (as defined in such Series A Debentures) and Selway and CIP have agreed to make such changes; and

         WHEREAS, the parties hereto now desire to further amend or modify the Series A Investment Agreement in certain respects, all as more particularly set forth herein below.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings provided therefor in the Series A Investment Agreement.

         SECTION 2.        AMENDMENTS TO SERIES A INVESTMENT AGREEMENT.
         ----------        -------------------------------------------


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         (i) The following definition in Section 1.1 is hereby amended and restated in its entirety to provide as follows:

        "DEBENTURES" means the Company's Amended and Restated Convertible Subordinated Debentures in the form attached as EXHIBIT A-1 and EXHIBIT A-2 to the Second Amendment, which Amended and Restated Convertible Subordinated Debentures shall include the amortization schedules attached thereto which will total, in the aggregate, the amounts set forth on Exhibit B-1 to this Second Amendment for each of the periods set forth thereon to be issued to Selway or CIP, in each case as is appropriate, in accordance with the terms and conditions of this Agreement, as the same may be modified, amended supplemented from time to time.

         (ii) The following definitions are added to Section 1.1 in their appropriate alphabetical order:

                  "CHARTER ID" means the Company's Charter Identification
                   ----------
                   Number.

                  "FIRST AMENDMENT" means the First Amendment to Investment Agreement among the Company, Selway and CIP.

                  "SECOND AMENDMENT" means the Second Amendment to Investment Agreement dated as of November 30, 2002 among the Company, Selway and CIP.

                  "TAX ID" means the Company's federal tax identification number.

          (iii) Section 3.20 is amended and restated in its entirety as follows:

                 "Section 3.20 Corporate Status; Compliance With Listing
                  Requirements

                  (a)      The Company's Charter ID is 2216826.

                  (b)      The Company's Tax ID is 061302773.

                  (c)      The Company's exact corporate name is "INSCI CORP."

                  (d) The Company's chief executive office and principal place of business is Two Westborough Business Park, Westborough, Massachusetts 01581; and

                  (e) The Shares of Common Stock are duly listed for trading on the Over-The-Counter Bulletin Board. Except as set forth on Section 3.13 of SCHEDULE I to this Amendment there are no proceedings pending or to the Company's knowledge threatened against the Company relating to its continued listing on the Over-The-Counter Bulletin Board."

         (iv) Section 3.1 CORPORATE ORGANIZATION. is amended by adding "Except as set forth on Section 3.1 of SCHEDULE I to this Amendment" at the beginning of the second sentence thereof.


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         (v) Section 3.3 CAPITALIZATION subparagraph (a) is amended by replacing
"Schedule 3.3 hereto" in the first sentence thereof with "Schedule 3.3 to the Second Amendment." Section 3.3 subparagraph (a) is further amended by deleting "Schedule 4.3" in the last sentence thereof and replacing it with "Schedule
3.3".

         (vi) Section 3.4 DELIVERY OF SEC FILINGS; BUSINESS is amended by deleting "March 31, 2000" and replacing it with "March 31, 2002."

         (vii) Section 4.3 INVESTMENT REPRESENTATIONS subparagraph (d) is amended and restated in its entirety as follows:

                  "(d)     Reserved."

         (viii) Section 4.3 INVESTMENT REPRESENTATIONS subparagraph (g) is amended and restated in its entirety as follows:

                  "(g) At the time of the execution of the initial Investment Agreement dated as of November 28, 2000, Lori Frank, Glen Sturm and Baram Yusefzadeh (the "Former Directors") had recently joined the Company's Board of Directors and were not familiar with the past operations of the Company. In that regard, the Investors agree that while such Former Directors have voted to approve the initial Investment Agreement dated as of November 28, 2000 and the transactions contemplated thereby, nothing contained in the initial Investment Agreement dated as of November 28, 2000 shall constitute any such Former Director's personal certification of the accuracy or completeness of any of the Company's representations or warranties contained in the initial Investment Agreement dated as of November 28, 2000."

         (ix) Section 5.3 INCREASE IN BOARD SIZE is amended and restated in its entirety as follows:

         "Section 5.3 Board of Directors. The Board shall consist of no more than ten (10) persons. Selway shall have the right to nominate up to three (3) persons who are elected to serve on the Board. The Board shall also be comprised of up at least two (2) persons other than such persons who have been nominated by Selway."

         (x)  Section 6.8 RIGHT OF THE INVESTORS TO PARTICIPATE IN FUTURE
                          -----------------------------------------------
TRANSACTIONS is amended as
------------
follows:

                  The first sentence of Section 6.8 is hereby amended and restated in its entirety as follows:

                  "The Investor will have a right to participate in future non-public capital raising transactions in accordance with the terms and conditions set forth in this Section 6.8 EXCEPT THAT the foregoing shall not apply if any such capital raising transaction was entered into by the Company for the purpose of refinancing the Debentures

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                  and such capital raising transaction actually repays the then current outstanding balance of the Debentures, including without limitation any and all interest, fees and costs related thereto."


                  Section 6.17 EXPENSES is amended by adding the word "reasonably" in the first sentence thereof between the word "all" and "expenses".

         (x) Section 6.18 NEGATIVE COVENANTS subparagraph (a) (vii) is hereby amended by deleting"$200,000" and replacing it with "$100,000."

         (ix) Section 6.18 NEGATIVE COVENANTS subparagraph (a) (ix) is hereby amended by deleting "$200,000" and replacing it with "$100,000."

         (xi) Section 6.18 NEGATIVE COVENANTS subparagraph (a) (xii) is hereby amended by adding the following at the end thereof:

                  "unless such appointment or compensation shall have been approved by the Compensation Committee of the Board of Directors, at least fifty percent (50%) of which Compensation Committee shall have been comprised of persons nominated by Selway. Notwithstanding the foregoing, it shall not be a requirement that fifty percent (50%) of the Compensation Committee be comprised of persons nominated by Selway in the event that Selway has sent the Company written notice stating that it has decided not to nominate any such persons to be a member of such Compensation Committee,"

         A new Section 6.19 is added as follows:

                  "Section 6.19 CORPORATE COVENANTS. The Company hereby covenants and agrees that it shall not change its Charter ID, its Tax ID, its corporate name as reflected in Section 3.20(c) or its chief executive office or principal place of business as reflected in Section 3.20(d) without giving the Investors at least thirty (30) days prior written notice of such change."

         (xii) Section 11.4 GOVERNING LAW; JURISDICTION; VENUE is hereby amended by replacing "federal courts of the State of New Jersey" with "federal court sitting in Newark, New Jersey."

         (xiii) Section 11.7 NOTICES AND DEMANDS is hereby amended as follows:

                  (a) by amending and restating the Company's address in its entirety as follows:

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                                      "INSCI CORP.
                                      Two Westborough Business Park
                                      Westborough, Massachusetts 01581
                                      Facsimile: (508) 870-4221
                                      Attention:  Chief Executive Officer;" and



                  (b) by adding Selway's and CIP's address immediately following the Company's address in their entirety as follows:

                              "If to the Investor:

                                Selway Partners, LLC
                                52 Forest Avenue
                                Paramus, New Jersey 07652
                                Facsimile: (201) 712-9498
                                Attn: Chief Executive Officer


                                CIP Capital L.P.
                                435 Devon Park Drive
                                Suite 612
                                Wayne, PA 19087"

         SECTION 3. ADDITIONAL AGREEMENTS.

         (a) OPTIONAL REDEMPTION RIGHTS. Selway and CIP each agree that they will consider consenting to a waiver of its optional redemption rights pursuant to Section 4.1 of each of the Debentures for additional periods in the event that Selway receives an unqualified audit of the Company's fiscal year end financial statements from its auditors during the term of this Agreement, which consents and waivers, including without limitation the terms thereof, shall not be unreasonably withheld.

         (b) EVENTS OF DEFAULT.

                  (i) Selway and CIP each hereby agree to waive the Events of Default (as defined in the Series A Investment Agreement) set forth on
SCHEDULE 1 to this Agreement; and

                  (ii) The failure of the Company to comply with any agreement, covenant or provision in this Amendment shall constitute an immediate Event of Default.

         (c) REGISTRATION REQUIREMENTS. The Company hereby agrees to file a Registration Statement with the Securities and Exchange Commission registering the underlying shares of common stock issuable pursuant to the conversion of the Series A Debentures and the Series B Debentures, and the exercise of the warrants issued in connection with the Series A Investment Agreement on or before September 1, 2003.


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         SECTION 4. OUTSTANDING OBLIGATIONS. The Company hereby affirms and acknowledges that (i) as of January 17, 2003, there are presently outstanding Series A Debentures in favor of Selway in the aggregate principal amount of 1,100,000 and Series A Debentures in favor of CIP in the aggregate principal amount of $1,100,000, in addition to, in each case, accrued interest thereon and costs and expenses (collectively, the "AMOUNT") and (ii) the Amount is a valid obligation of the Company and is due and owing without defense, claim, setoff or counterclaim of any kind or nature whatsoever.


         SECTION 5. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective upon satisfaction of the following conditions precedent: (i) Selway and CIP shall each have received an original version of this Amendment executed by the Company, Selway and CIP and consented and agreed to by Selway Management,
(ii) Selway shall have received $271,834.00 and CIP shall have received $32,946.00, in each case in immediately available funds, which $304,779.00 aggregate amount represents a portion of the accrued and unpaid interest on the Series A Debentures to and including January 17, 2003, (iii) Selway and CIP shall each have received payment by the Company of all outstanding invoices for professional fees, costs and expenses and all fees, costs and expenses including without limitation any such costs related to this Amendment or the transactions contemplated hereby in accordance with Section 11 hereof; (iv) the Selway and CIP shall each have received an original version of an Omnibus Amendment and Agreement dated of even date herewith (the "OMNIBUS AGREEMENT") among the Company, Selway, CIP and as acknowledged and agreed by Selway Management amending the terms and conditions of the Investment Documents (as hereinafter defined) on terms and conditions satisfactory to Selway and CIP in all respects;
(v) Selway and CIP each shall have received an original $1,100,000 INSCI, Corp. Amended and Restated Convertible Subordinated Debenture executed and delivered by the Company in favor of each of them (each, an "AMENDED AND RESTATED DEBENTURE"); (vi) Selway Management shall have received an original version of Amendment No. 2 to Management Agreement dated of even date herewith between Selway Management and the Company; (vii) Selway and Selway Management shall each have received an original version of the Fourth Amendment to Investment Agreement of even date herewith by and among the Company, Selway and Selway Management executed and delivered by each of them; (viii) Selway Management shall have received an original $165,000 INSCI CORP. Convertible Subordinated Debenture executed by the Company in favor of Selway Management; (ix) Selway and CIP shall have received such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Selway and CIP or its counsel, each of which shall be in form and substance satisfactory to Selway and CIP and its counsel including without limitation evidence of approval by the independent Board of Directors of the transactions contemplated by this Amendment; and (x) Selway and CIP shall have received an opinion of counsel to the Company regarding the enforceability of this Amendment, the Amended and Restated Debentures, the Omnibus Agreement and any and all related agreements and such other matters as Selway, CIP or Selway Management shall reasonably request.

         SECTION 6. INVESTMENT DOCUMENTS RATIFIED AND CONFIRMED. The Series A Investment Agreement, each of the other Investment Agreements (as defined in the Series A Investment Agreement), including without limitation the Amended and Restated Debentures and the Omnibus Agreement, and the Investment Agreements (as defined in the Series B Investment Agreement) (collectively, referred to herein as the "INVESTMENT DOCUMENTS"), as they may be

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


specifically supplemented or amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Investment Documents and all of the collateral described therein, do, and shall continue to, secure the payment of all obligations under the Investment Documents, in each case as amended or supplemented pursuant to this Amendment. All references to the "Series A Investment Agreement" or the "Investment Agreement" as the same is intended to refer to the Series A Investment Agreement, contained in the Investment Documents shall mean or refer to the Series A Investment Agreement as amended and supplemented by this Amendment and as it may be further amended, supplemented, modified and restated and in effect from time to time, including without limitation any such amendment, supplement, modification or restatement which increases the amount of Obligations (as defined in the Security Agreement defined in the Series A Investment Agreement) owing by the Company thereunder.

         SECTION 7. RELEASE. The Company, solely on behalf of itself, hereby releases, remises, acquits and forever discharges each of Selway, Selway Management and CIP and each of Selway's, Selway Management's and CIP's employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "RELEASED PARTIES"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment or the Investment Documents (all of the foregoing hereinafter called the "RELEASED MATTERS"). The Company acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

         SECTION 8. CONFLICTS. In the event of any express conflict between the terms of this Amendment and the Series A Investment Agreement, this Amendment sall govern.

         SECTION 9. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants as follows:

         (a) This Amendment and the Series A Investment Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

         (b) No affiliate of Selway or Selway Management that is a member of the Company's Board of Directors participated in the meetings approving this Amendment, the Fourth Amendment, the other Investment Documents or any other documents related thereto or the transactions contemplated thereby.

         (c) The Board of Directors of the Company has obtained a fairness opinion of Sutter Securities, Inc. stating that the transactions contemplated by this Amendment, the

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Fourth Amendment and the other Investment Documents are fair to the stockholders from a financial point of view.


         (d) Upon the effectiveness of this Amendment, the Company hereby reaffirms all covenants, representations and warranties made in the Series A Investment Agreement and the other Investment Documents, except as set forth on
SCHEDULE I to this Amendment and agrees that all such covenants, representations and warranties except as set forth on SCHEDULE I to this Amendment shall be deemed to have been remade as of the effective date of this Amendment.

         (e) No Event of Default or Default (as defined in the Series A Investment Agreement) has occurred and is continuing after giving effect to this Amendment or would exist after giving effect to this Amendment, except for those Defaults or Events of Default listed on SCHEDULE I attached hereto.

         (f) The Company has no defense, counterclaim or offset with respect to the Series A Investment Agreement.

         SECTION 10. EFFECT ON THE SERIES A INVESTMENT AGREEMENT.
         ----------  -------------------------------------------

         (a) Upon the effectiveness of Section 2 hereof, each reference in the Series A Investment Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Series A Investment Agreement as amended hereby.

         (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Selway, Selway Management or CIP, nor constitute a waiver of any provision of the Series A Investment Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

         SECTION 11. FEES, COSTS AND EXPENSES. The Company agrees to pay on demand, after reasonable documentation and itemization of the same, all the costs and expenses of Selway, Selway Management and CIP not paid or payable prior to the effectiveness of this Amendment, including all consultant and legal fees and expenses, including without limitation all reasonable fees and expenses of counsel in connection with the preparation, execution and delivery of this Amendment and the other documents and instruments to be delivered herewith and all UCC search and filing fees.

         Section 12. DEMAND NATURE OF SERIES A DEBENTURES. No provision of this Amendment, including, without limitation, any reference to Events of Default shall derogate from the demand nature of the Series A Debentures.

         SECTION 13. MISCELLANEOUS. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Amendment is intended to take effect as a sealed instrument and shall for all purposes be construed in accordance with and

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governed by the laws of the State of New Jersey (excluding the laws applicable to conflicts or choice of law).

         SECTION 14. FACSIMILE. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.


                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK



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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed as an instrument under seal as of the date first above written.



                                            INSCI, CORP.

                                            By:
                                              -------------------------------
                                                  Henry Nelson
                                            Its:  President


                                            SELWAY PARTNERS, LLC


                                            By:
                                              -------------------------------
                                            Its:


                                            CIP CAPITAL, L.P.

                                            By: CIP Capital Management, Inc.


                                            By:
                                              ------------------------------
                                            Name:
                                            Title:
ACKNOWLEDGED AND AGREED:

SELWAY MANAGEMENT, INC.


By:
  -------------------------

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